UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
June 15, 2005

(Date of Earliest Event Reported: June 13, 2005)

EL PASO CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On June 13, 2005, the Audit Committee of our Board of Directors concluded that previously issued financial statements for El Paso’s 2003 and 2004 fiscal years should no longer be relied upon because of an error in those financial statements.

     The restatement of these financial statements is necessary to reflect adjustments in losses from continuing operations and discontinued operations in 2003 and 2004, resulting from errors in the accounting and reporting for foreign currency translation adjustments (CTA) and the related tax effects. There were no changes in total cash flows from operations for any period. We identified the accounting and reporting errors during the process of remediating the material weakness in internal control over financial reporting that we reported in our Annual Report on Form 10-K for the year ended December 31, 2004, as previously amended.

     We determined that our CTA balances contained amounts related to businesses and investments that had been previously sold or abandoned. The CTA balances related to these businesses and investments should have been reclassified to earnings upon the sale or abandonment of these entities. In addition, we determined that upon initially recognizing U.S. deferred income taxes related to certain foreign operations, we did not properly allocate taxes to CTA.

     In 2004, the income statement impact of these adjustments was a $1 million reduction of our net loss. In 2003, the impact of these adjustments was a reduction of our net loss of $45 million. The income effects in both years impacted the results of both continuing and discontinued operations. As of December 31, 2004, the overall effect of these adjustments to total stockholders’ equity was a decrease of $1 million.

     The Audit Committee of our Board of Directors and certain authorized officers have discussed the matters described above with PricewaterhouseCoopers LLP, our independent accountant.

     Our management has determined that the restatement is related to our previously reported material weakness regarding the Identification, Capture and Communication of Financial Data Used in Accounting for Non-Routine Transactions or Activities. Accordingly, the restatement does not constitute an additional material weakness.

Item 8.01 Other Information.

     On June 15, 2005, we announced that we identified errors in the accounting and reporting for foreign currency translation adjustments and the related tax effects that require a restatement of our 2003 and 2004 financial statements. A copy of our press release is attached as Exhibit 99.A.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description
99.A	Press Release dated June 15, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION
By:	/s/ Jeffrey I. Beason
Jeffrey I. Beason
Senior Vice President and Controller (Principal Accounting Officer)

Dated: June 15, 2005

EXHIBIT INDEX

Exhibit
Number	Description
99.A	Press Release dated June 15, 2005.